Exhibit 99.1

Loxo Oncology Announces Fourth Quarter and Year-End 2014 Financial Results

STAMFORD, CT, March 27, 2015—Loxo Oncology, Inc. (Nasdaq:LOXO), a biopharmaceutical company focused on the discovery, development, and commercialization of targeted cancer therapies, today reported fourth quarter and year-end 2014 financial results. Loxo Oncology will not be conducting a conference call in conjunction with this earnings release. The Company recently hosted a 2015 program guidance conference call. A replay of that webcast is available at http://ir.loxooncology.com/.

As of December 31, 2014, Loxo had cash and cash equivalents of $43.9 million, short-term investments of $62.4 million, and long-term investments of $6.6 million. Aggregate cash, cash equivalents, and investments were $112.9 million as of December 31, 2014.  The Company expects a cash burn of $30.0 to $33.0 million in 2015. The Company believes that, based upon its current operating plan, its existing capital resources will be sufficient to fund its anticipated operations into 2017.

Year-End 2014 Financial Results

Cash, cash equivalents and investments totaled $112.9 million as of December 31, 2014, compared to $15.0 million as of December 31, 2013. The increase reflects net proceeds of $43.2 million received from the issuance of redeemable convertible preferred stock from March through June 2014 and $72.4 million in connection with the initial public offering and concurrent private placement in August 2014.

Research and development expenses were $4.7 million for the fourth quarter of 2014 compared to $1.5 million in the fourth quarter of 2013.  The increase was primarily attributable the initiation of our Phase 1a clinical trial for LOXO-101 in 2014.

Research and development expenses were $14.5 million for the year ended December 31, 2014, compared to $9.7 million for the period from May 9, 2013 (Date of Inception) to December 31, 2013. During 2014, the aggregate increase in employment costs, clinical and preclinical expense, and consulting fees was $4.1 million.  The increase in preclinical and clinical expense was largely due to the Company’s IND filing and subsequent initiation of the Phase 1a clinical trial for LOXO-101.  The Company also recognized $2.0 million in stock-based compensation expense for the year ended December 31, 2014.  Research and development expense for the period from May 9, 2013 (Date of Inception) to December 31, 2013 included $7.0 million related to the issuance of convertible preferred stock to Array.

General and administrative expenses were $2.4 million for the fourth quarter of 2014 compared to $0.4 million in the fourth quarter of 2013.  The increase of $2.0 million was primarily due to increased employee headcount and related legal and financial reporting costs associated with operating as a public company in 2014.  The Company also recognized $0.5 million of stock-based compensation expense in the fourth quarter of 2014.

General and administrative expenses were $6.2 million for the year ended December 31, 2014, compared to $0.6 million for the period from May 9, 2013 (Date of Inception) to December 31, 2013, due to increases in personnel and professional services associated with operating as a public company in 2014.  The Company also recognized $1.0 million of stock-based compensation expense in 2014.

About Loxo Oncology

Loxo Oncology is committed to the discovery, development, and commercialization of targeted cancer therapies with best-in-class potential. Our diverse pipeline reflects the convergence of proven therapeutic technologies with emerging insights into the underlying susceptibilities of cancer and drug resistance. We partner with leaders in academia and industry, allowing our management team to focus on clinical-regulatory execution in well-defined patient populations. www.loxooncology.com.

Forward-Looking Statements

The information in this press release contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are subject to the “safe harbor” created by those sections. These forward-looking statements involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. You should refer to the risks set forth in Part I, Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 27, 2015, and other filings the Company makes with the Securities and Exchange Commission from time to time for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Furthermore, such forward-looking statements speak only as of the date of this press release. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

FINANCIALS

Loxo Oncology, Inc.

Balance Sheets

(in thousands, except share and per share amounts)

	December 31, 2013	December 31, 2014

Assets
Current assets:
Cash and cash equivalents	$14,994	$43,930
Short-term investments	—	62,362
Prepaid expenses with related party and other current assets	17	1,484
Total current assets	15,011	107,776
Long-term investments	—	6,648
Property and equipment	—	12
Security deposits	11	23
Total assets	$15,022	$114,459
Liabilities, redeemable convertible preferred stock and stockholders’ (deficit) equity
Current liabilities:
Accounts payable	$221	$239
Accrued expenses and other current liabilities	189	1,548
Total liabilities	410	1,787
Commitments and contingencies
Redeemable convertible preferred stock:
Series A, $0.0001 par value; 5,156,250 and 0 shares authorized at December 31, 2013 and 2014, respectively; 2,812,497 and 0 shares issued and outstanding at December 31, 2013 and 2014, respectively; (liquidation preference of $18,000 and $0 at December 31, 2013 2014, respectively)	17,799	—
Series A-1, $0.0001 par value; 500,704 and 0 shares authorized at December 31, 2013 and 2014, respectively; 500,704 and 0 shares issued and outstanding at December 31, 2013 and 2014, respectively; (liquidation preference of $12,000 and $0 at December 31, 2013 and 2014, respectively)	7,044	—
Total redeemable convertible preferred stock	24,843	—
Stockholders’ (deficit) equity:
Common stock, $0.0001 par value; 9,375,000 and 125,000,000 shares authorized at December 31, 2013 and 2014, respectively; 452,896 and 16,644,229 shares issued and 452,896 and 16,634,063 outstanding at December 31, 2013 and 2014, respectively	—	2
Additional paid-in capital	59	143,660
Accumulated deficit	(10,290)	(30,962)
Accumulated other comprehensive loss	—	(28)
Total stockholders’ (deficit) equity	(10,231)	112,672
Total liabilities, redeemable convertible preferred stock and stockholders’ (deficit) equity	$15,022	$114,459

Loxo Oncology, Inc.

Statements of Operations

(in thousands, except share and per share amounts)

	Period From May 9, 2013 (Date of Inception) to December 31, 2013	Year Ended December 31, 2014
Operating expenses:
Research and development with related party	$9,384	$7,568
Research and development	323	6,947
General and administrative	583	6,175
Total operating expenses and loss from operations	(10,290)	(20,690)
Interest income, net	—	18
Net loss	$(10,290)	$(20,672)
Accretion of redeemable convertible preferred stock	(12)	(34)
Net loss attributable to common stockholders	$(10,302)	$(20,706)
Per share information:
Net loss per share of common stock, basic and diluted	$(70.79)	$(3.06)
Weighted average shares outstanding, basic and diluted	145,528	6,773,673

Source: Loxo Oncology

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Contacts:

Company:

Jacob S. Van Naarden

Vice President, Corporate Development and Strategy

jake@loxooncology.com

Investors:

Peter Rahmer

The Trout Group, LLC

646-378-2973

prahmer@troutgroup.com

Media:

Karen Sharma

MacDougall Biomedical Communications

781-235-3060

ksharma@macbiocom.com